Exhibit 99.1

Media & Investor Inquiries:

At Financial Profiles, Inc.:

Moira Conlon/Kristen McNally

310-277-4711

CallWave Announces Strategic Growth Initiatives

SANTA BARBARA, Calif., Jan 23, 2008 — CallWave, Inc. (Nasdaq: CALL), a leading provider of mobile applications and services that integrate phones and PCs, today announced plans to shift its business focus toward opportunities in the new and emerging unified communications sector. The Company also announced that it has realigned its operating expenses to better address its core business focus.

“Since joining CallWave nearly five months ago, I have had the opportunity to take stock of the Company’s core assets,” said Jeff Cavins, Chief Executive Officer of CallWave. “I am most excited about the opportunities I see for CallWave to capitalize on the rapidly-emerging and high-growth unified communications sector. Substantial opportunity has been created by the convergence of available international bandwidth and new internet technology and software solutions to bridge the gap between telephony and computing to deliver real-time messaging, voice and conferencing to the desktop and mobile phone.

“Our focus is on the device-centric mobile professional,” continued Cavins. “These professionals have multiple devices that they rely on for connectivity and information, and they are looking for ways to bring together and manage their data in an internet environment that enables access anywhere and anytime and that facilitates real-time group collaboration. We intend to leverage our unified communications platform to further enhance our product suite, and we will open the group platform to attract developers and application services providers to design, develop and deploy applications against our platform.”

The Company has already announced some early proof points of its new strategy, including its “Visual Voicemail” for Mac users, its suite of premium mobile communications services, or “Virtual Voicemail,” and its recently-announced partnership with JAJAH to deliver advanced global internet telephony solutions. The Company intends to enhance its technology development team to develop these and other platforms driving improved financial performance and enhance shareholder value.

“We have a significant cash position and we plan to make strategic investments in the segments of the unified communications market that exist today rather than look to create new ones. We will also dedicate our resources to opportunities where we can take a leadership position. We will continue to develop our own applications and will also look to attract distribution partners that want to develop new applications on our platform. CallWave is uniquely positioned to leverage its development platform, its wholly-owned CLEC, its unique technologies and its significant patent portfolio to attract development partners,” Cavins commented.

As part of this realignment, CallWave has implemented a reduction in its overall headcount affecting approximately 48 percent of its workforce. “While it is difficult to see so many dedicated and talented professionals leaving CallWave, we are taking the necessary steps to realign our cost structure and position the Company for long-term success,” said Cavins.

CallWave will review the financial impact of this restructuring when it releases earnings for the second quarter of 2008.

About CallWave, Inc.

CallWave enables mobile, landline, and desktop interoperability in ways never before possible. The result is a true, fully integrated, unified communications experience that provides complete control and manageability of the most critical devices on which users rely - the PC and the phone.

CallWave’s services are interoperable across mobile, computer and landline devices and work with a user’s existing phone number and service provider. CallWave also private-labels its full suite of services to partners and carriers—providing the critical layer in their unified communications strategy. Founded in 1998, CallWave is a publicly traded (NASDAQ:CALL) company headquartered in Santa Barbara, California. Please visit: www.callwave.com.

This press release may contain certain statements of a forward-looking nature. Such statements are made pursuant to the “forward-looking statements” and “safe harbor” provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements.

# # #